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                                                                    EXHIBIT 23-A


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Hartmarx Corporation of our report dated January 20, 1999, which appears on page 16 of the Annual Report on Form 10-K of Hartmarx Corporation for the year ended November 30, 1998. We also consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of our report dated June 17, 1998, which appears on page 1 of Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K for the year ended November 30, 1997, filed on June 29, 1998.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
April 13, 1999